UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): July 29, 2016

Value Line, Inc.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-11306 (Commission File Number)	13-3139843 (I.R.S. Employer Identification No.)

485 Lexington Avenue
New York, New York
(Address of principal executive offices)

10017

(Zip Code)

(212) 907-1500
(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On July 29, 2016, Value Line, Inc. (“Value Line”) closed the sale of its 85,000 sq ft distribution, fulfillment and warehouse operating facility located at 125 East Union Avenue, East Rutherford, NJ and expects to report an increment to net profits after tax for the first quarter of fiscal 2017 of approximately $5.39 million. The distribution, fulfillment and warehouse operations were recently relocated to an alternative 24,000 sq ft leased facility.

The Agreement for the sale will be attached as an exhibit to the Company’s interim report on Form 10-Q for its first fiscal quarter ending July 31, 2016.

Item 8.01.  Other Events.

On July 29, 2016 the Company issued a press release which is attached as Exhibit 99.1 and is incorporated into this Form 8-K by reference.

Item 9.01. Financial Statements and Exhibits

(d)      Exhibits

Exhibit Number	Description

99.1	Press release dated July 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUE LINE, INC.

(Registrant)

By:	/s/ Howard A. Brecher
Howard A. Brecher
Chairman & Chief Executive Officer

Date: July 29, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated July 29, 2016

4